Timken Reports Strong Third-Quarter 2022 Results;
Raises Full-Year Outlook

•Sales of $1.14 billion, up nearly 10 percent in total and 14 percent organically from last year
•Third-quarter earnings per diluted share of $1.18 on a GAAP basis, with adjusted EPS of $1.52
•Raises adjusted earnings outlook; now expects 2022 GAAP earnings per diluted share of $5.15 to $5.30 and adjusted EPS of $5.80 to $5.95

NORTH CANTON, Ohio: October 26, 2022 — The Timken Company (NYSE: TKR; www.timken.com), a global leader in engineered bearings and industrial motion products, today reported third-quarter 2022 sales of $1.14 billion, up 9.6 percent from the same period a year ago. The increase was driven primarily by growth across most end-market sectors led by industrial distribution and off-highway, and the impact of higher pricing, partially offset by unfavorable foreign currency translation. Organically, third-quarter sales were up 13.6 percent versus the prior year.

Timken posted net income in the third quarter of $87.0 million or $1.18 per diluted share. This compares to net income of $88.1 million or $1.14 per diluted share for the same period a year ago. The slight year-on-year decrease in net income reflects the net unfavorable impact of special items (detailed in the attached tables), higher operating costs and a higher tax rate, offset by positive price/mix and the favorable impact of higher volume. Current-period special items include an impairment charge related to the anticipated divestiture of the company’s Aerospace Drive Systems (ADS) business.

Excluding special items, adjusted net income in the third quarter was $112.6 million or $1.52 per diluted share, a record for the third quarter. This compares to adjusted net income of $91.0 million or $1.18 per diluted share for the same period in 2021.

Net cash from operations for the third quarter was $145.2 million, and free cash flow was $97.9 million. Timken ended the third quarter with net debt to adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) at 1.8 times. During the quarter, the company returned $71.8 million of cash to shareholders through dividends and the repurchase of 750 thousand shares of company stock.

“Timken delivered excellent performance again in the third quarter, achieving double-digit organic revenue growth and solid year-over-year margin expansion,” said Richard G. Kyle, Timken president and chief executive officer. “As we outlined at our recent Investor Day, our strong results reflect the successful execution of our strategy and proven business model, the diversity of our portfolio and attractive end-market mix, and our consistent and disciplined approach to capital allocation.”

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Among other recent developments,

•In September, Timken reached an agreement to acquire GGB Bearings, a global supplier of highly engineered and customized plain bearings and a leader in metal polymer bearings. GGB Bearings revenue is expected to be around $200 million in 2022. The acquisition remains on track to close in the fourth quarter;

•The company published its annual Corporate Social Responsibility (CSR) report, which included a 2030 target to reduce aggregate Scope 1 and Scope 2 greenhouse gas emissions intensity by 50 percent[i];

•Timken held its 2022 Investor Day on September 28 in New York City, where the company highlighted past performance, provided new long-term financial targets and outlined opportunities to drive further shareholder value; and

•Earlier this month, Timken reached an agreement to divest ADS, a supplier of drive system components and sub-assemblies for military and civil rotorcraft applications. ADS revenue is expected to be around $50 million in 2022. Timken expects to close on the sale of ADS in the fourth quarter.

Third-Quarter 2022 Segment Results

Process Industries sales of $609.5 million increased 10.8 percent from the same period a year ago. The increase was driven primarily by growth across most sectors led by distribution, general industrial and heavy industries, as well as the impact of higher pricing and the benefit of acquisitions, partially offset by lower revenue in the renewable energy sector and unfavorable foreign currency translation.

EBITDA for the quarter was $165.3 million or 27.1 percent of sales, compared with EBITDA of $129.7 million or 23.6 percent of sales for the same period a year ago. The increase in EBITDA was driven primarily by positive price/mix and the favorable impact of higher volume, partially offset by higher operating costs.

Excluding special items (detailed in the attached tables), adjusted EBITDA in the quarter was $166.7 million or 27.4 percent of sales, compared with $130.7 million or 23.8 percent of sales in the third quarter last year.

Mobile Industries sales of $526.9 million increased 8.1 percent compared with the same period a year ago. The increase was driven primarily by higher shipments across most sectors led by off-highway and automotive, and the impact of higher pricing, partially offset by unfavorable foreign currency translation.

EBITDA for the quarter was $20.0 million or 3.8 percent of sales, compared with EBITDA of $53.2 million or 10.9 percent of sales for the same period a year ago. The decrease in EBITDA was driven primarily by higher operating costs and the ADS impairment charge, partially offset by positive price/mix and the favorable impact of higher volume.

Excluding special items (detailed in the attached tables), adjusted EBITDA in the quarter was $55.1 million or 10.5 percent of sales, compared with $58.2 million or 11.9 percent of sales in the third quarter last year.

[i] Based off of a 2018 baseline.

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2022 Outlook

Timken now anticipates 2022 earnings per diluted share to range from $5.15 to $5.30 for the full year on a GAAP basis. Excluding special items, the company is increasing its 2022 adjusted earnings outlook to a range of $5.80 to $5.95 per share, which represents around 25 percent growth versus 2021 at the midpoint. The company now expects 2022 revenue to be up approximately 9 percent in total at the midpoint from 2021.

“Timken is raising its 2022 outlook to reflect strength in market demand as well as our improving performance,” said Kyle. “We are seeing positive momentum as we approach 2023, and we are continuing to improve our operational execution in a dynamic environment. Our backlog is at a high level, price-cost remains positive, and we are confident in our ability to create value with the GGB Bearings acquisition. Our team remains focused on executing our proven strategy to scale our position as a diversified industrial leader and deliver top-quartile financial performance.”

Conference Call Information

Timken will host a conference call today at 11 a.m. Eastern Time to review its financial results. Presentation materials will be available online in advance of the call for interested investors and securities analysts.

Conference Call: Wednesday, October 26, 2022
11:00 a.m. Eastern Time
Live Dial-In: 833-927-1758
Or 646-904-5544
Access Code: 721564
(Call in 10 minutes prior to be included.)

Conference Call Replay: Replay Dial-In available through
Nov. 9, 2022:
866-813-9403 or 929-458-6194
Replay Passcode: 883154

Live Webcast: http://investors.timken.com

About The Timken Company

The Timken Company (NYSE: TKR; www.timken.com) designs a growing portfolio of engineered bearings and industrial motion products. With more than a century of knowledge and innovation, we continuously improve the reliability and efficiency of global machinery and equipment to move the world forward. Timken posted $4.1 billion in sales in 2021 and employs more than 18,000 people globally, operating from 43 countries. Timken has been recognized among America’s Most Responsible Companies by Newsweek, the World’s Most Ethical Companies® by Ethisphere and America’s Best Employers, America's Best Employers for New Graduates and America’s Best Employers for Women by Forbes.

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Certain statements in this release (including statements regarding the company's forecasts, estimates, plans and expectations) that are not historical in nature are "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, the statements related to expectations regarding the company's future financial performance, including information under the heading “2022 Outlook," are forward-looking.
The company cautions that actual results may differ materially from those projected or implied in forward-looking statements due to a variety of important factors, including: the finalization of the company's financial statements for the third quarter of 2022; the company's ability to respond to the changes in its end markets that could affect demand for the company's products or services; unanticipated changes in business relationships with customers or their purchases from the company; changes in the financial health of the company's customers, which may have an impact on the company's revenues, earnings and impairment charges; logistical issues associated with port closures or congestion, delays or increased costs; the impact of changes to the company’s accounting methods; political risks associated with government instability; recent world events that have increased the risks posed by international trade disputes, tariffs and sanctions; weakness in global or regional general economic conditions and capital markets; the impact of inflation on employee expenses, shipping costs, raw material costs, energy and fuel prices, and other production costs; the company’s ability to satisfy its obligations under its debt agreements and renew or refinance borrowings on favorable terms in a rising interest rate environment; fluctuations in currency valuations; changes in the expected costs associated with product warranty claims; the ability to achieve satisfactory operating results in the integration of acquired companies, including realizing any accretion, synergies, and expected cashflow generation within expected timeframes or at all; fluctuations in customer demand; the impact on the company's pension obligations and assets due to changes in interest rates, investment performance and other tactics designed to reduce risk; the introduction of new disruptive technologies; unplanned plant shutdowns; the effects of government-imposed restrictions and commercial requirements meant to address climate change; unanticipated litigation, claims, investigations or assessments; the company’s ability to maintain positive relations with unions and works councils; the company’s ability to compete for skilled labor; negative impacts to the company’s operations or financial position as a result of COVID-19 or other epidemics and associated governmental measures; and the company's ability to complete and achieve the benefits of announced plans, programs, initiatives, acquisitions and capital investments. Additional factors are discussed in the company's filings with the Securities and Exchange Commission, including the company's Annual Report on Form 10-K for the year ended Dec. 31, 2021, quarterly reports on Form 10-Q and current reports on Form 8-K. Except as required by the federal securities laws, the company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.
###
Media Relations:
Scott Schroeder
234.262.6420
scott.schroeder@timken.com

Investor Relations:
Neil Frohnapple
234.262.2310
neil.frohnapple@timken.com

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The Timken Company
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Dollars in millions, except share data) (Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net sales	$1,136.4	$1,037.3	$3,414.7	$3,125.6
Cost of products sold	813.6	769.4	2,422.7	2,256.2
Gross Profit	322.8	267.9	992.0	869.4
Selling, general & administrative expenses	159.8	140.7	469.8	434.2
Impairment and restructuring charges	31.3	2.9	42.3	8.2
Operating Income	131.7	124.3	479.9	427.0
Non-service pension and other postretirement income (expense)	1.3	0.5	(5.3)	5.9
Other income, net	2.3	1.5	1.4	0.3
Interest expense, net	(18.2)	(14.3)	(49.2)	(43.3)
Income Before Income Taxes	117.1	112.0	426.8	389.9
Provision for income taxes	26.7	20.4	108.9	75.1
Net Income	90.4	91.6	317.9	314.8
Less: Net income attributable to noncontrolling interest	3.4	3.5	7.7	8.6
Net Income Attributable to The Timken Company	$87.0	$88.1	$310.2	$306.2

Net Income per Common Share Attributable to The Timken Company Common Shareholders
Basic Earnings per share	$1.19	$1.16	$4.20	$4.03
Diluted Earnings per share	$1.18	$1.14	$4.16	$3.97

Average Shares Outstanding	73,177,956	76,068,582	73,890,483	75,980,355
Average Shares Outstanding - assuming dilution	73,866,743	77,023,973	74,548,711	77,157,614

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BUSINESS SEGMENTS
(Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
(Dollars in millions)	2022	2021	2022	2021

Mobile Industries
Net sales	$526.9	$487.3	$1,610.9	$1,486.0
Earnings before interest, taxes, depreciation and amortization (EBITDA) (1)	$20.0	$53.2	$164.2	$200.1
EBITDA Margin (1)	3.8%	10.9%	10.2%	13.5%
Process Industries
Net sales	$609.5	$550.0	$1,803.8	$1,639.6
Earnings before interest, taxes, depreciation and amortization (EBITDA) (1)	$165.3	$129.7	$484.4	$401.9
EBITDA Margin (1)	27.1%	23.6%	26.9%	24.5%
Unallocated corporate expense	$(9.1)	$(11.7)	$(35.4)	$(34.9)
Corporate pension and other postretirement benefit related expense (2)	(1.0)	(3.9)	(15.2)	(8.3)
Acquisition-related gain (3)	—	0.3	—	0.9

Consolidated
Net sales	$1,136.4	$1,037.3	$3,414.7	$3,125.6
Earnings before interest, taxes, depreciation and amortization (EBITDA) (1)	$175.2	$167.6	$598.0	$559.7
EBITDA Margin (1)	15.4%	16.2%	17.5%	17.9%

(1) EBITDA is a non-GAAP measure defined as operating income plus other income (expense) and excluding depreciation and amortization. EBITDA Margin is a non-GAAP measure defined as EBITDA as a percentage of net sales. EBITDA and EBITDA Margin are important financial measures used in the management of the business, including decisions concerning the allocation of resources and assessment of performance.  Management believes that reporting EBITDA and EBITDA Margin is useful to investors as these measures are representative of the core operations of the segments and Company, respectively.

(2) Corporate pension and other postretirement benefit related expense primarily represents actuarial (losses) and gains that resulted from the remeasurement of plan assets and obligations as a result of changes in assumptions or experience. The Company recognizes actuarial (losses) and gains in connection with the annual remeasurement in the fourth quarter, or if specific events trigger a remeasurement. Refer to the Retirement Benefit Plans and Other Postretirement Benefit Plans footnotes within the Company's annual reports on Form 10-K and quarterly reports on Form 10-Q for additional discussion.

(3) The acquisition-related gain represents a bargain purchase price gain on the acquisition of the assets of Aurora Bearing Company ("Aurora") that closed on November 30, 2020.

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CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in millions)	(Unaudited)
	September 30, 2022	December 31, 2021
ASSETS
Cash and cash equivalents	$300.9	$257.1
Restricted cash	0.7	0.8
Accounts receivable, net	735.5	626.4
Unbilled receivables	83.6	104.5
Inventories, net	1,132.6	1,042.7
Other current assets	200.2	182.0
Total Current Assets	2,453.5	2,213.5
Property, plant and equipment, net	1,069.0	1,055.3
Operating lease assets	102.4	118.9
Goodwill and other intangible assets	1,573.8	1,691.5
Other assets	83.2	91.5
Total Assets	$5,281.9	$5,170.7
LIABILITIES
Accounts payable	$373.4	$430.0
Short-term debt, including current portion of long-term debt	371.8	53.8
Income taxes	27.6	26.2
Accrued expenses	436.2	386.6
Total Current Liabilities	1,209.0	896.6
Long-term debt	1,411.3	1,411.1
Accrued pension benefits	162.0	155.6
Accrued postretirement benefits	44.2	45.8
Long-term operating lease liabilities	67.1	77.6
Other non-current liabilities	209.5	206.3
Total Liabilities	3,103.1	2,793.0
EQUITY
The Timken Company shareholders' equity	2,093.6	2,294.9
Noncontrolling interest	85.2	82.8
Total Equity	2,178.8	2,377.7
Total Liabilities and Equity	$5,281.9	$5,170.7

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CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
(Dollars in millions)	2022	2021	2022	2021
Cash Provided by (Used in)
OPERATING ACTIVITIES
Net Income	$90.4	$91.6	$317.9	$314.8
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	39.9	41.3	122.0	126.5
Impairment charges	29.5	—	38.3	4.5
Stock-based compensation expense	6.7	3.1	22.3	15.6
Pension and other postretirement expense	0.7	2.4	11.9	2.9
Pension and other postretirement benefit contributions and payments	(3.4)	(3.2)	(11.5)	(18.2)
Changes in operating assets and liabilities:
Accounts receivable	(7.7)	(1.7)	(157.0)	(127.5)
Unbilled receivables	(2.3)	14.7	(5.2)	25.1
Inventories	(21.0)	(62.8)	(147.1)	(144.2)
Accounts payable	(6.5)	19.3	(12.6)	60.5
Accrued expenses	29.2	19.4	45.8	50.2
Income taxes	(6.5)	0.7	7.3	(6.7)
Other, net	(3.8)	(19.0)	(9.8)	(18.9)
Net Cash Provided by Operating Activities	$145.2	$105.8	$222.3	$284.6
INVESTING ACTIVITIES
Capital expenditures	$(47.3)	$(43.1)	$(122.5)	$(103.6)
Acquisitions, net of cash received	(0.1)	(7.3)	(152.4)	(7.2)
Proceeds from divestitures, net of cash divested	1.0	—	1.0	—
Investments in short-term marketable securities, net	4.4	8.4	27.8	(5.4)
Other, net	(1.3)	—	4.1	0.3
Net Cash Used in Investing Activities	$(43.3)	$(42.0)	$(242.0)	$(115.9)
FINANCING ACTIVITIES
Cash dividends paid to shareholders	$(22.8)	$(22.8)	$(69.2)	$(69.5)
Purchase of treasury shares	(49.0)	(30.3)	(193.3)	(56.6)
Proceeds from exercise of stock options	2.6	—	4.2	25.4
Payments related to tax withholding for stock-based compensation	(1.4)	—	(9.5)	(23.5)
Net proceeds (payments) from credit facilities	(12.1)	(46.9)	18.4	(88.3)
Net proceeds (payments) on long-term debt	(5.7)	(3.0)	335.4	(9.4)
Other, net	(0.5)	(0.5)	2.5	(0.5)
Net Cash Provided by (Used in) Financing Activities	$(88.9)	$(103.5)	$88.5	$(222.4)
Effect of exchange rate changes on cash	(17.4)	(4.0)	(25.1)	(4.8)
Increase (Decrease) in Cash, Cash Equivalents and Restricted Cash	$(4.4)	$(43.7)	$43.7	$(58.5)
Cash, Cash Equivalents and Restricted Cash at Beginning of Period	306.0	306.3	257.9	321.1
Cash, Cash Equivalents and Restricted Cash at End of Period	$301.6	$262.6	$301.6	$262.6

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Reconciliations of Adjusted Net Income to GAAP Net Income and Adjusted Earnings Per Share to GAAP Earnings Per Share:
(Unaudited)
The following reconciliation is provided as additional relevant information about the Company's performance deemed useful to investors. Management believes that the non-GAAP measures of adjusted net income and adjusted diluted earnings per share are important financial measures used in the management of the business, including decisions concerning the allocation of resources and assessment of performance. Management believes that reporting adjusted net income and adjusted diluted earnings per share is useful to investors as these measures are representative of the Company's core operations.

(Dollars in millions, except share data)	Three Months Ended September 30,				Nine Months Ended September 30,
	2022	EPS	2021	EPS	2022	EPS	2021	EPS
Net Income Attributable to The Timken Company	$87.0	$1.18	$88.1	$1.14	$310.2	$4.16	$306.2	$3.97

Adjustments: (1)
Impairment, restructuring and reorganization charges (2)	$32.1		$5.9		$35.7		$13.3
Corporate pension and other postretirement benefit related expense (3)	1.0		3.9		15.2		8.3
Russia-related charges (4)	2.3		—		15.3		—
Acquisition-related charges (5)	3.0		1.5		5.7		2.1
Noncontrolling interest of above adjustments	0.1		—		(5.7)		0.2
Provision for income taxes (6)	(12.9)		(8.4)		(18.2)		(26.3)
Total Adjustments:	25.6	0.34	2.9	0.04	48.0	0.64	(2.4)	(0.03)
Adjusted Net Income Attributable to The Timken Company	$112.6	$1.52	$91.0	$1.18	$358.2	$4.80	$303.8	$3.94

(1) Adjustments are pre-tax, with the net tax provision listed separately.

(2) Impairment, restructuring and reorganization charges (including items recorded in cost of products sold) relate to: (i) plant closures; (ii) the rationalization of certain plants; (iii) severance related to cost reduction initiatives; (iv) impairment of assets held for sale; and (v) related depreciation and amortization. Impairment, restructuring and reorganization charges for the third quarter of 2022 included $29.3 million related to Timken Aerospace Drive Systems ("ADS"). The Company re-assesses its operating footprint and cost structure periodically, and makes adjustments as needed that result in restructuring charges. However, management believes these actions are not representative of the Company’s core operations.

(3) Corporate pension and other postretirement benefit related expense represents actuarial losses and (gains) that resulted from the remeasurement of plan assets and obligations as a result of changes in assumptions or experience. The Company recognizes actuarial losses and (gains) in connection with the annual remeasurement in the fourth quarter, or if specific events trigger a remeasurement. Refer to the Retirement Benefit Plans and Other Postretirement Benefit Plans footnotes within the Company's annual reports on Form 10-K and quarterly reports on Form 10-Q for additional discussion.

(4) Russia-related charges include impairments or allowances recorded against certain property, plant and equipment, inventory and trade receivables to reflect the current impact of Russia's invasion of Ukraine (and associated sanctions) on the Company's operations. In addition to impairments and allowances recorded, the Company recorded a loss on the divestiture of its Timken-Rus Service Company ooo ("Timken Russia") business during the third quarter of 2022. Refer to Russia Operations in Management Discussion and Analysis within the Company's quarterly report on Form 10-Q for additional information.

(5) Acquisition-related charges represent the contingent consideration related to the acquisition of Intelligent Machine Solutions ("iMS") that closed on August 20, 2021, and deal-related expenses associated with completed transactions and certain unsuccessful transactions, as well as any resulting inventory step-up impact. In addition, the 2021 acquisition-related charges includes an acquisition-related gain due to measurement period adjustments to the bargain purchase gain on the acquisition of the assets of Aurora that closed on November 30, 2020.

(6) Provision for income taxes includes the net tax impact on pre-tax adjustments (listed above), the impact of discrete tax items recorded during the respective periods as well as other adjustments to reflect the use of one overall effective tax rate on adjusted pre-tax income in interim periods.

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Reconciliation of EBITDA to GAAP Net Income, EBITDA Margin to Net Income as a Percentage of Sales, and EBITDA Margin, After Adjustments, to Net Income as a Percentage of Sales, and EBITDA, After Adjustments, to Net Income:
(Unaudited)
The following reconciliation is provided as additional relevant information about the Company's performance deemed useful to investors. Management believes consolidated earnings before interest, taxes, depreciation and amortization (EBITDA) is a non-GAAP measure that is useful to investors as it is representative of the Company's performance and that it is appropriate to compare GAAP net income to consolidated EBITDA. Management also believes that adjusted EBITDA, adjusted EBITDA margin and EBITDA margin are useful to investors as they are representative of the Company's core operations and are used in the management of the business, including decisions concerning the allocation of resources and assessment of performance.

(Dollars in millions)	Three Months Ended September 30,				Nine Months Ended September 30,
	2022	Percentage to Net Sales	2021	Percentage to Net Sales	2022	Percentage to Net Sales	2021	Percentage to Net Sales
Net Income	$90.4	8.0%	$91.6	8.8%	$317.9	9.3%	$314.8	10.1%

Provision for income taxes	26.7		20.4		108.9		75.1
Interest expense	19.3		14.8		51.9		45.0
Interest income	(1.1)		(0.5)		(2.7)		(1.7)
Depreciation and amortization	39.9		41.3		122.0		126.5
Consolidated EBITDA	$175.2	15.4%	$167.6	16.2%	$598.0	17.5%	$559.7	17.9%

Adjustments:
Impairment, restructuring and reorganization charges (1)	$32.1		$5.6		$35.7		$12.5
Corporate pension and other postretirement benefit related expense (2)	1.0		3.9		15.2		8.3
Russia-related charges (3)	2.3		—		15.3		—
Acquisition-related charges (4)	3.0		1.5		5.7		2.1
Total Adjustments	38.4	3.4%	11.0	1.0%	71.9	2.1%	22.9	0.7%
Adjusted EBITDA	$213.6	18.8%	$178.6	17.2%	$669.9	19.6%	$582.6	18.6%

(1) Impairment, restructuring and reorganization charges (including items recorded in cost of products sold) relate to: (i) plant closures; (ii) the rationalization of certain plants; (iii) severance related to cost reduction initiatives; and (iv) impairment of assets held for sale. Impairment, restructuring and reorganization charges for the third quarter of 2022 included $29.3 million related to ADS. The Company re-assesses its operating footprint and cost structure periodically, and makes adjustments as needed that result in restructuring charges. However, management believes these actions are not representative of the Company’s core operations.

(2) Corporate pension and other postretirement benefit related expense represents actuarial losses and (gains) that resulted from the remeasurement of plan assets and obligations as a result of changes in assumptions or experience. The Company recognizes actuarial losses and (gains) in connection with the annual remeasurement in the fourth quarter, or if specific events trigger a remeasurement. Refer to the Retirement Benefit Plans and Other Postretirement Benefit Plans footnotes within the Company's annual reports on Form 10-K and quarterly reports on Form 10-Q for additional discussion.

(3) Russia-related charges include impairments or allowances recorded against certain property, plant and equipment, inventory and trade receivables to reflect the current impact of Russia's invasion of Ukraine (and associated sanctions) on the Company's operations. In addition to impairments and allowances recorded, the Company recorded a loss on the divestiture of its Timken Russia business during the third quarter of 2022. Refer to Russia Operations in Management Discussion and Analysis within the Company's quarterly report on Form 10-Q for additional information.

(4) Acquisition-related charges represent the contingent consideration related to the acquisition of iMS that closed on August 20, 2021, and deal-related expenses associated with completed transactions and certain unsuccessful transactions, as well as any resulting inventory step-up impact. In addition, the 2021 acquisition-related charges includes an acquisition-related gain due to measurement period adjustments to the bargain purchase gain on the acquisition of the assets of Aurora that closed on November 30, 2020.

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Reconciliation of segment EBITDA Margin, After Adjustments, to segment EBITDA as a Percentage of Sales and segment EBITDA, After Adjustments, to segment EBITDA:
(Unaudited)
The following reconciliation is provided as additional relevant information about the Company's Mobile Industries and Process Industries segment performance deemed useful to investors. Management believes that non-GAAP measures of adjusted EBITDA and adjusted EBITDA margin for the segments are useful to investors as they are representative of each segment's core operations and are used in the management of the business, including decisions concerning the allocation of resources and assessment of performance.

Mobile Industries
	Three Months Ended September 30,				Nine Months Ended September 30,
(Dollars in millions)	2022	Percentage to Net Sales	2021	Percentage to Net Sales	2022	Percentage to Net Sales	2021	Percentage to Net Sales
Earnings before interest, taxes, depreciation and amortization (EBITDA)	$20.0	3.8%	$53.2	10.9%	$164.2	10.2%	$200.1	13.5%
Impairment, restructuring and reorganization charges (1)	31.0		4.8		33.0		6.3
Russia-related charges (2)	4.1		—		16.6		—
Acquisition-related charges (3)	—		0.2		—		0.6
Adjusted EBITDA	$55.1	10.5%	$58.2	11.9%	$213.8	13.3%	$207.0	13.9%

Process Industries
	Three Months Ended September 30,				Nine Months Ended September 30,
(Dollars in millions)	2022	Percentage to Net Sales	2021	Percentage to Net Sales	2022	Percentage to Net Sales	2021	Percentage to Net Sales
Earnings before interest, taxes, depreciation and amortization (EBITDA)	$165.3	27.1%	$129.7	23.6%	$484.4	26.9%	$401.9	24.5%
Impairment, restructuring and reorganization charges (1)	1.1		0.8		2.7		6.2
Russia-related charges (2)	(1.8)		—		(1.3)		—
Acquisition-related charges (3)	2.1		0.2		3.5		0.5
Adjusted EBITDA	$166.7	27.4%	$130.7	23.8%	$489.3	27.1%	$408.6	24.9%

(1) Impairment, restructuring and reorganization charges (including items recorded in cost of products sold) relate to: (i) plant closures; (ii) the rationalization of certain plants; (iii) severance related to cost reduction initiatives; and (iv) impairment of assets held for sale. Impairment, restructuring and reorganization charges for the third quarter of 2022 included $29.3 million related to ADS. The Company re-assesses its operating footprint and cost structure periodically, and makes adjustments as needed that result in restructuring charges. However, management believes these actions are not representative of the Company’s core operations.

(2) Russia-related charges include impairments or allowances recorded against certain property, plant and equipment, inventory and trade receivables to reflect the current impact of Russia's invasion of Ukraine (and associated sanctions) on the Company's operations. In addition to impairments and allowances recorded, the Company recorded a loss on the divestiture of its Timken Russia business during the third quarter of 2022. Refer to Russia Operations in Management Discussion and Analysis within the Company's quarterly report on Form 10-Q for additional information.

(3) The acquisition-related charges represent contingent consideration related to the acquisition of iMS that closed on August 20, 2021 and the inventory step-up impact of the acquisitions.

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Reconciliation of Total Debt to Net Debt, the Ratio of Net Debt to Capital, and the Ratio of Net Debt to Adjusted EBITDA:
(Unaudited)
These reconciliations are provided as additional relevant information about the Company's financial position deemed useful to investors. Capital, used for the ratio of net debt to capital, is a non-GAAP measure defined as total debt less cash and cash equivalents plus total shareholders' equity. Management believes Net Debt, the Ratio of Net Debt to Capital, Adjusted EBITDA (see the subsequent page), and the Ratio of Net Debt to Adjusted EBITDA are important measures of the Company's financial position, due to the amount of cash and cash equivalents on hand. The Company presents net debt to adjusted EBITDA because it believes it is more representative of the Company's financial position as it is reflective of the ability to cover its net debt obligations with results from its core operations.

(Dollars in millions)
			September 30, 2022	December 31, 2021
Short-term debt, including current portion of long-term debt			$371.8	$53.8
Long-term debt			1,411.3	1,411.1
Total Debt			$1,783.1	$1,464.9
Less: Cash and cash equivalents			(300.9)	(257.1)
Net Debt			$1,482.2	$1,207.8

Total Equity			$2,178.8	$2,377.7

Ratio of Net Debt to Capital			40.5%	33.7%

Adjusted EBITDA for the Twelve Months Ended			$805.3	$718.0

Ratio of Net Debt to Adjusted EBITDA			1.8	1.7

Reconciliation of Free Cash Flow to GAAP Net Cash Provided by Operating Activities:
(Unaudited)
Management believes that free cash flow is a non-GAAP measure that is useful to investors because it is a meaningful indicator of cash generated from operating activities available for the execution of its business strategy.

(Dollars in millions)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net cash provided by operating activities	$145.2	$105.8	$222.3	$284.6
Less: capital expenditures	(47.3)	(43.1)	(122.5)	(103.6)
Free cash flow	$97.9	$62.7	$99.8	$181.0

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Reconciliation of EBITDA, After Adjustments, to GAAP Net Income:
(Unaudited)
The following reconciliation is provided as additional relevant information about the Company's performance deemed useful to investors. Management believes consolidated earnings before interest, taxes, depreciation and amortization (EBITDA) is a non-GAAP measure that is useful to investors as it is representative of the Company's performance and that it is appropriate to compare GAAP net income to consolidated EBITDA. Management also believes that the non-GAAP measure of adjusted EBITDA is useful to investors as it is representative of the Company's core operations and is used in the management of the business, including decisions concerning the allocation of resources and assessment of performance.

(Dollars in millions)	Twelve Months Ended September 30, 2022	Twelve Months Ended December 31, 2021
Net Income	$384.6	$381.5
Provision for income taxes	128.9	95.1
Interest expense	65.7	58.8
Interest income	(3.3)	(2.3)
Depreciation and amortization	163.3	167.8
Consolidated EBITDA	$739.2	$700.9
Adjustments:
Impairment, restructuring and reorganization charges (1)	$37.5	$14.3
Corporate pension and other postretirement benefit related expense (2)	7.2	0.3
Acquisition-related charges (3)	5.9	2.3
Russia-related charges (4)	15.3	—
Tax indemnification and related items	0.2	0.2
Total Adjustments	66.1	17.1
Adjusted EBITDA	$805.3	$718.0

(1) Impairment, restructuring and reorganization charges (including items recorded in cost of products sold) relate to: (i) plant closures; (ii) the rationalization of certain plants; (iii) severance related to cost reduction initiatives; and (iv) impairment of assets held for sale. Impairment, restructuring and reorganization charges for the twelve months ended September 30, 2022 included $29.3 million related to ADS. The Company re-assesses its operating footprint and cost structure periodically, and makes adjustments as needed that result in restructuring charges.  However, management believes these actions are not representative of the Company’s core operations.

(2) Corporate pension and other postretirement benefit related expense represents actuarial losses and (gains) that resulted from the remeasurement of plan assets and obligations as a result of changes in assumptions or experience. The Company recognizes actuarial losses and (gains) in connection with the annual remeasurement in the fourth quarter, or if specific events trigger a remeasurement.

(3) Acquisition-related charges represent contingent consideration related to the acquisition of iMS that closed on August 20, 2021, and deal-related expenses associated with completed transactions and certain unsuccessful transactions, as well as any resulting inventory step-up impact. Also included is the acquisition-related gain related to measurement period adjustments to the bargain purchase gain on the acquisition of the assets of Aurora that closed on November 30, 2020.

(4) Russia-related charges include impairments or allowances recorded against certain property, plant equipment, inventory and trade receivables to reflect the current impact of Russia's invasion of Ukraine (and associated sanctions) on the Company's operations. In addition to impairments and allowances recorded, the Company recorded a loss on the divestiture of its Timken Russia business during the third quarter of 2022. Refer to Russia Operations in Management Discussion and Analysis within the Company's quarterly report on Form 10-Q for additional information.

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Reconciliation of Net Sales to Organic Sales
(Unaudited)
The following reconciliation is provided as additional relevant information about the Company's performance deemed useful to investors. Management believes that net sales, excluding the impact of acquisitions, divestitures and foreign currency exchange rate changes, allow investors and the Company to meaningfully evaluate the percentage change in net sales on a comparable basis from period to period.

	Three Months Ended September 30, 2022	Three Months Ended September 30, 2021	$ Change	% Change
Net sales	$1,136.4	$1,037.3	$99.1	9.6%
Less: Acquisitions and divestitures	5.2	—	5.2	NM
Currency	(47.2)	—	(47.2)	NM
Net sales, excluding the impact of acquisitions, divestitures and currency	$1,178.4	$1,037.3	$141.1	13.6%

Reconciliation of Adjusted Earnings per Share to GAAP Earnings per Share for Full Year 2022 Outlook:
(Unaudited)
The following reconciliation is provided as additional relevant information about the Company's outlook deemed useful to investors. Forecasted full year adjusted diluted earnings per share is an important financial measure that management believes is useful to investors as it is representative of the Company's expectation for the performance of its core business operations.

	Low End Earnings Per Share	High End Earnings Per Share
Forecasted full year GAAP diluted earnings per share	$5.15	$5.30

Forecasted Adjustments:
Restructuring and other special items, net (1)	0.65	0.65
Total Adjustments:	$0.65	$0.65
Forecasted full year adjusted diluted earnings per share	$5.80	$5.95

(1) Restructuring and other special items, net do not include the impact of any potential future mark-to-market pension and other postretirement remeasurement adjustments, because the amounts will not be known until incurred.

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